UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
August 11, 2025
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Okta, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices)

(888) 722-7871
(Registrant's telephone number, including area code)

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___________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On August 11, 2025, the Board of Directors (the “Board”) of Okta, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, expanded the size of the Board from eight to ten directors and appointed David Schellhase as an independent director and Mary Agnes (Maggie) Wilderotter as a non-independent director to the Board, effective August 13, 2025. Mr. Schellhase was appointed as a Class III director to serve until the Company’s 2026 Annual Meeting of Stockholders and Ms. Wilderotter was appointed as a Class II director to serve until the Company's 2028 Annual Meeting of Stockholders, each to hold such office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The Board also appointed Mr. Schellhase to the Compensation and the Nominating and Corporate Governance Committees of the Board, and Ms. Wilderotter to the Cybersecurity Risk and M&A Committees of the Board.

There is no arrangement or understanding between either of Mr. Schellhase or Ms. Wilderotter and any other persons pursuant to which he or she was appointed as director.

There are no transactions between Mr. Schellhase and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Ms. Wilderotter previously provided advisory services to the Company relating to its business, strategy, technology and products. As compensation for such services, during the fiscal year ended January 31, 2025, the Company paid Ms. Wilderotter a total cash retainer of $100,000, and on December 14, 2023, granted Ms. Wilderotter 4,935 restricted stock units (“RSUs”) with a grant date fair value of $400,031 that fully vested on December 15, 2024.

Mr. Schellhase and Ms. Wilderotter will participate in the Company’s standard non-employee director compensation arrangements. Under the terms of those arrangements, each will receive, among other things, annual compensation of $35,000 for his or her service on the Board and an initial grant of 5,826 RSUs that vest annually over three years, subject to continuous service.

The Company has entered into its standard form of indemnification agreement with each of Mr. Schellhase and Ms. Wilderotter.

A copy of the press release announcing the appointments of Mr. Schellhase and Ms. Wilderotter to the Board is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated August 14, 2025, issued by Okta, Inc.
104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of August 2025.

Okta, Inc.

By:	/s/ Larissa Schwartz
Name:	Larissa Schwartz
Title:	Chief Legal Officer and Corporate Secretary